Exhibit 5.1

20 September 2024

Matter No.: 1002136 /110274658

852 2842 9588

Lilian.Woo@conyers.com

852 2842 9566

Rita.Leung@conyers.com

CBL International Limited

Level 23-2 Permata Sapura

Kuala Lumpur City Centre

50088 Kuala Lumpur

Malaysia

Dear Sir/ Madam,

Re: CBL International Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”), and a prospectus to be filed with the Commission on or about the date hereof (the “Prospectus”), relating to an aggregate of up to 2,500,000 ordinary shares of the Company par value US$0.0001 per share (the “Ordinary Shares”) to be sold by Asian Strategy Limited (the “Selling Shareholder”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

1.1.	a copy of the Registration Statement;

1.2.	a copy of the Prospectus; and

1.3.	a copy of the securities purchase agreement between the Company and the Selling Shareholder relating to the issue and sale by the Company to the Selling Shareholder of an aggregate of up to 2,500,000 Ordinary Shares dated 22 July 2024 (the “Securities Purchase Agreement”).

The documents listed in items 1.1 through 1.3 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.4.	a copy of the Memorandum and Articles of Association of the Company, certified by the secretary of the Company on 18 September 2024;

1.5.	copies of the minutes of the meeting of the board of directors of the Company held on 16 July 2024, 29 July 2024 and 9 September 2024, respectively (the “Resolutions”);

1.6.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 18 September 2024 (the “Certificate Date”);

1.7.	a copy of the register of directors of the Company (the “Register of Directors”), certified by the secretary of the Company on 18 September 2024 and a copy of the certified shareholder list of the Company as at 17 September 2024 maintained by VStock and provided to us by the Company on 18 September 2024 (the “Certified Shareholder List”, and together with the Register of Directors, the “Company Registers”); and

1.8.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Securities Purchase Agreement, other than the Company, to enter into and perform its respective obligations under the Securities Purchase Agreement;

2.4.	the due execution and delivery of the Securities Purchase Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.5.	the accuracy and completeness of all factual representations made in the Documents and the other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that upon issue of any Ordinary Shares by the Company under the Securities Purchase Agreement the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9.	the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Securities Purchase Agreement in accordance with its terms and that the Registration Statement and the Prospectus will be duly filed with the Commission and have become effective prior to the issue by the Company of any Ordinary Shares under the Securities Purchase Agreement;

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2.10.	that the contents of the Company Registers are true and correct as of the date thereof, as of the date of the Resolutions, the date of the Securities Purchase Agreement and as of the date hereof;

2.11.	that the Certified Shareholder List is a true, correct and complete copy of the register of members of the Company and is up-to-date as of the date hereof;

2.12.	the 2,500,000 Ordinary Shares held by the Selling Shareholder have been issued in full payment and the entry of the name of the Selling Shareholder in the Certified Shareholder List as a holder of the 2,500,000 Ordinary Shares has been made in accordance with the Securities Purchase Agreement;

2.13.	the Company has not taken any action to appoint a restructuring officer;

2.14.	that all necessary corporate action will be taken to authorise and approve any issue of the Ordinary Shares in accordance with the Securities Purchase Agreement;

2.15.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company; and

2.16.	that on the date of issuance of any of the Ordinary Shares, (i) the Company will have sufficient authorised but unissued Ordinary Shares, and (ii) the Company is and after issuing such Ordinary Shares will be able to pay its debts.

3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Securities Purchase Agreement:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities Purchase Agreement if there are other proceedings in respect of the Securities Purchase Agreement simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

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3.3.	We express no opinion with respect to the issuance of Ordinary Shares pursuant to any provision of the Securities Purchase Agreement that purports to obligate the Company to issue Ordinary Shares following the commencement of a winding up or liquidation.

3.4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the Prospectus and the issuance of the Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	Assuming full payment of the 2,500,000 Ordinary Shares has been received by the Company in accordance with the Securities Purchase Agreement, the 2,500,000 Ordinary Shares registered in the name of the Selling Shareholder are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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